UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 2, 2015

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by The Wet Seal, Inc. (the “Company”) on January 2, 2015 (the “Prior Form 8-K”), on December 29, 2014 the Company and Hudson Bay Master Fund Ltd. (the “Holder”), the holder of the Company’s Senior Convertible Note (the “Note”) dated September 3, 2014 issued by the Company to the Holder in the original principal amount of $27,000,000, entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which the Holder granted the Company a limited forbearance for certain specified defaults which occurred under the Note subject to the Company’s ongoing compliance with the representations, warranties, covenants and agreements contained in the Forbearance Agreement. On January 6, 2014, the Company and the Holder entered into Amendment No. 1 to the Forbearance Agreement (the “Amendment”) amending the Forbearance Agreement so that the specified defaults covered by the Forbearance Agreement include additional events of default under the Note caused by the Store Closures (as defined below). See the Prior Form 8-K for additional information concerning the Forbearance Agreement.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the Prior Form 8-K, the Company received notice from the Holder on December 27, 2014 that certain events of default had occurred under the Note and, pursuant to such notice, the Holder demanded immediate payment of the event of default redemption price, equal to $28,778,175, plus costs of collection, including attorneys’ fees and disbursements. In addition, the Store Closures result in additional events of default under the Note and, pursuant to the Amendment, such additional events of default are included in the specified defaults covered by the Forbearance Agreement.

As previously disclosed in the Prior Form 8-K, an event of default under the Note results in an event of default under the Company’s senior revolving credit facility (the “Revolving Credit Facility”), whereupon the lender under the Company’s senior revolving credit facility may declare all amounts owing and payable thereunder to be immediately due and payable.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 2, 2015, the Board of Directors (the “Board”) of the Company approved closing 338 retail stores effective on or about January 7, 2015 and not paying rent for the month of January 2015 for the closed stores (the “Store Closures”). The Company decided to proceed with the Store Closures after assessing its overall financial condition and the Company’s inability to successfully negotiate meaningful concessions from its landlords. After the Store Closures, as of the date of this filing the Company continues to operate approximately 173 retail stores and its e-commerce business. The Store Closures resulted in the termination of approximately 3,695 full and part-time employees. The Company estimates that the 338 retail stores closed as part of the Store Closures represented approximately 48% percent of its net sales for the nine months ended November 1, 2014.

In connection with the Store Closures, the Company expects to incur estimated pre-tax charges ranging from an aggregate of $5.4 million to $6.4 million, including costs associated with inventory write off, asset impairments and employee terminations. Charges associated with inventory write off are estimated to range from $2.5 to $3.5 million. Charges associated with asset impairments (consisting primarily of write-offs of fixtures, furniture and equipment at the impacted stores) are estimated to be approximately $2.2 million. Charges associated with employee severance and other one-time termination costs arising from the Store Closures are estimated to be approximately $0.7 million. Such estimates do not include any claims or demands which may be made by the landlords of the closed stores for unpaid rent or otherwise.

The above charges are estimates and the actual charges may vary materially based on various factors, some of which may be beyond the Company’s control. See “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” below.

Item 2.06. Material Impairments.

As disclosed in Item 2.05 above, on January 2, 2015, the Board committed to close 338 retail stores effective on January 7, 2015. These store closings are expected to result in non-cash charges of $2.2 million for impairment of the Company’s long-lived assets associated with these stores. To the extent required to be provided in this Item 2.06, the information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

The above estimates and the actual charges may vary materially based on various factors, some of which may be beyond the Company’s control. See “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” below.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This Current Report on Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will,” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by the Company are also forward-looking statements. Forward-looking statements are based on current expectations and projections and are subject to numerous risks and uncertainties and actual events and results may differ materially from those expressed or forecasted in any forward-looking statements. These risks and uncertainties include, but are not limited to, the fact that the Company’s actual charges and costs resulting from the Store Closures, including cash expenditures, could exceed the Company’s estimates for such charges, costs and cash expenditures; the Store Closures could lead to litigation and other adversarial proceedings against the Company by landlords and others, including demands for unpaid rent and other damages; and the Store Closures could lead to other adverse consequences for the Company, including but not limited to difficulties in extending the leases at the stores which are retained by the Company and the retention of employees; the Company may find it necessary to close additional stores in the future and the other factors, risks and uncertainties contained in the Company’s other filings with the Securities and Exchange Commission. In addition, as previously disclosed by the Company, there is substantial doubt about the Company’s ability to continue as a going concern and a number of factors, risks and uncertainties may materially and adversely affect the Company’s business, liquidity and financial condition. Investors are urged to read the Company’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on December 10, 2014 for further information and disclosures regarding such factors, risks and uncertainties and the Company’s business, liquidity, and financial condition. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC.
(Registrant)

Date: January 7, 2015	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer